                                                                   Exhibit 10.16




                                AGREEMENT BETWEEN
                                  VIACORD, INC.
                                       AND
                    THE UNIVERSITY OF CINCINNATI ON BEHALF OF
                              HOXWORTH BLOOD CENTER


AGREEMENT entered into effective as of December 30, 1994 (the "Effective Date") by and between VIACORD, INC., (hereafter "Viacord"), a Delaware corporation, and THE UNIVERSITY OF CINCINNATI on behalf of HOXWORTH BLOOD CENTER (hereafter "Hoxworth"). Hoxworth and Viacord are sometimes referred to herein individually as a "Party" and collectively as the "Parties".

Hoxworth and Viacord desire to enter into an agreement pursuant to which Viacord will contract Hoxworth to provide the service of pick up, transport, delivery, testing, processing, cryopreservation, long term storage, retrieval, distribution, record keeping, and other services relating to umbilical cord and placental blood (hereafter referred to as "Cord Blood Banking"). All blood or blood components derived from the umbilical cord and/or placenta are hereafter referred to as "Cord Blood".

ACCORDINGLY, for and in consideration of the mutual agreements contained herein, the Parties, intending to be legally bound, hereby mutually agree as follows:

I.    EXCLUSIVITY

      1.1 Hoxworth agrees that all Cord Blood Banking (as defined above) for commercial and clinical use and for research related to the performance of this agreement shall be exclusively provided to Viacord for so long as this Agreement remains in effect.

      1.2 Viacord agrees that Hoxworth shall exclusively be its contract service provider for all Cord Blood Banking services contracted within the geographic region defined as the states of Ohio, Indiana, and Kentucky (the "Geographic Region") for so long as this Agreement remains in effect.

      1.3 Viacord may engage any other contract lab for the purpose of conducting research, validation studies, or commercial and clinical Cord Blood Banking outside the Geographic Region for which Hoxworth has exclusive rights under Section 1.2 hereof.

      1.4 Both Parties agree that Hoxworth is currently in the business of providing blood banking services and that none of the terms of this Agreement shall prevent Hoxworth from continuing or expanding in its current blood banking businesses (other than Cord Blood Banking); provided, however, that Hoxworth shall not copy the marketing formulas or strategies of Viacord in order to perform Cord Blood Banking and/or Cord Blood related services or components for itself or others. Hoxworth shall not copy or implement the Standard Operating


                           CONFIDENTIAL--TRADE SECRET

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

                       VIACORD, INC./HOXWORTH BLOOD CENTER
                                    AGREEMENT

Procedures (as defined below), or any improvements or modifications to the Standard Operating Procedures made after the Effective Date in order to perform Cord Blood Banking and/or Cord Blood related services or components for itself or others. The "Standard Operating Procedures" of this Agreement are those protocols provided by Viacord and mutually agreed upon by both Parties used to systemize pick up, transport, delivery, testing, processing, cryopreservation, long term storage, retrieval, distribution, record keeping and other services relating to umbilical cord and placental blood. Viacord will provide input from other centers regarding procedures, practices, and regulatory measures in conjunction with Hoxworth's current protocols to determine the said Standard Operating Procedures.

      1.5 All Cord Blood, Cord Blood Banking, or Cord Blood related services or components shall be produced and performed for the sole benefit of Viacord and used for no other purpose for the term of this Agreement.

II.   SCOPE OF THE AGREEMENT

      2.1 Hoxworth shall secure and maintain and pay for all permits, licenses, approvals and the like required for bone marrow, stem cell processing, somatic cell processing, and Cord Blood Banking by all federal, state or local agencies. If such agencies require permits, licenses, and approvals unique and only unique to Cord Blood Banking, such costs will be borne by Viacord if approved in writing by Viacord prior to the costs being incurred.

      2.2 Hoxworth shall validate the Standard Operating Procedures used for Cord Blood Banking at its facility according to specifications in Schedule B, Viacord Validation Program.

      2.3 Viacord will use Hoxworth's current storage and controlled rate Freezers (collectively the "Freezers") if these Freezers meet Viacord's operating and security standards, which standards Viacord may in its reasonable discretion change from time to time. Hoxworth will operate and maintain the Freezers. The Parties anticipate that Viacord will eventually purchase its own Freezers (the "Viacord Freezers"). Hoxworth will provide the space and will operate and maintain these Viacord Freezers, continuing to charge Viacord the prices set forth in Schedule A. Hoxworth may, with written permission of Viacord, use the Viacord Freezers for its own purposes if Freezer space is available. Reasonable charges to Hoxworth for such use will be negotiated. [*]

      2.4 Hoxworth shall operate and maintain equipment used for Cord Blood Banking, and shall contract liquid nitrogen (LN2) services in support of Cord Blood Banking. Cost of operation and maintenance of the Freezers will be borne initially by Hoxworth and reimbursed by Viacord according to Schedule A.

      2.5 [*]


                           CONFIDENTIAL--TRADE SECRET

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

                       VIACORD, INC./HOXWORTH BLOOD CENTER
                                    AGREEMENT


      2.6 The Parties will conduct all studies and operations in accordance with applicable federal, state, and local laws including, but not limited to the Federal Food, Drug, and Cosmetics Act, the Biological Products Sections of the Public Health Service Act, AABB, CLIA, and the regulations issued thereunder. Both Parties will notify the other of any actual, or pending, regulatory action from any federal, state, local, or other licensing agencies promptly and in any event [*] relating to this agreement or the services provided hereunder.

      2.7 The results of any research or validation study made by Hoxworth under this Agreement will be reported on the appropriate forms provided by Viacord, or on forms supplied by Hoxworth approved in writing by Viacord, on a weekly basis, and within seven (7) business days after the completion of the study. The reports and forms of the research and validation studies shall be mutually agreed upon as defined in the Standard Operating Procedures.

      2.8 Hoxworth will provide a monthly summary report to Viacord by the fifteenth (15th) day of the following month consisting of hard copy records of all units processed [*] The monthly summary reports and forms shall be mutually agreed upon as defined in the Standard Operating Procedures.

      2.9 Hoxworth shall maintain strict security in processing areas including limited access to storage locations in accordance with reasonable standards provided by Viacord per the Standard Operating Procedures. Viacord will pay reasonable charges for build out and systems required by virtue of Viacord's security requirements.

      2.10 Viacord shall develop and administer a cGMP audit program covering all aspects of Cord Blood Banking operations at Hoxworth. Hoxworth shall make its facilities and records available to Viacord for inspection and auditing purposes. Such cGMP audits and inspections will be scheduled at such frequency to assure compliance with Standard Operating Procedures and at reasonable times to accommodate both Parties' staffing requirements. Inspection and audit of facilities and records will be made available following a twenty-four (24) hour notice from Viacord. Record retention will be in accordance with applicable published standards. Review of records will normally be within the past twelve months and requests for other time periods will not be unreasonably denied.

III.  MANNER OF PAYMENT

      3.1 Viacord agrees to pay Hoxworth on a fee for services basis per Schedule A.

IV.   TERM

      4.1 The term of this Agreement shall be seven (7) years beginning on the Effective Date and may be renewed by mutual agreement of the Parties for successive [*] periods thereafter.

V.    TERMINATION

      5.1 Should Hoxworth be unable to process Cord Blood by reason of labor dispute, governmental action, act of God or the like, Viacord reserves the right to contract other parties to meet its obligation, until such time as Hoxworth is fully able to perform its obligations under this Agreement. Hoxworth agrees to use best efforts to regain its ability to perform Cord Blood Banking should such a situation arise. In the event that Hoxworth is unable to meet its obligations under this Agreement for a period of [*] Viacord reserves the right to terminate this Agreement and enter a long term agreement with another blood center.


                           CONFIDENTIAL--TRADE SECRET

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

                       VIACORD, INC./HOXWORTH BLOOD CENTER
                                    AGREEMENT


      5.2 Viacord may terminate this Agreement effective immediately upon written notice if Hoxworth is in material default of any of its obligations to perform Cord Blood Banking which default continues for a [*] days following receipt by Hoxworth of written notice from Viacord regarding such default. Viacord reserves the right to contract other parties to meet its obligation until such time as Hoxworth is able to cure the default. Hoxworth agrees to use best efforts to cure the default. Hoxworth may terminate this Agreement effective immediately upon written notice if Viacord is in material default of its financial obligations to Hoxworth which default continues for a period of [*] following receipt by Viacord of written notice from Hoxworth regarding such default. Hoxworth reserves the right to contract other parties to meet its obligation until such time as Viacord is able to cure the default.

      5.3 This Agreement may be terminated by either Party, upon giving written notice to the other Party, in the event that the other Party shall become insolvent or be declared bankrupt by a court of competent jurisdiction or shall be the subject of any reorganization (other than a corporate reorganization effected in the ordinary course of business and not arising out of any insolvency) or winding-up, receivership or dissolution, bankruptcy or liquidating proceeding, or any proceeding or action similar to one or more of the above, in which termination shall be effective upon written notice. In the event that this Agreement is terminated due to happening of any of the above with respect to Viacord, Hoxworth shall have the right to purchase Viacord's contracts for Cord Blood Banking services and shall be entitled to purchase the contracts at a mutually agreeable price and Viacord Freezers for the then net book value of such Viacord Freezers.

      5.4 Upon termination of this Agreement, the provisions of Sections 1.5, 6.3, 6.4, 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7, and 7.8, shall remain in effect.

VI.   AGENCY AND INDEMNIFICATION.

      6.1 Neither Party is by virtue of this Agreement, an agent, employee, partner, or joint venturer of/for the other.

      6.2 Neither Party has any right or authority to assume or create any obligation or responsibility, express or implied, for or on behalf of or in the name of the other, or to bind the other in any manner whatsoever.

      6.3 Viacord shall indemnify and hold harmless Hoxworth from and against any and all claims, expenses, causes of action or liability to the extent that damages are caused by the independent conduct of Viacord, including and not limited to ownership, sibling and/or parental rights with respect to any and all cells processed and/or preserved and stored by Hoxworth. Hoxworth is further indemnified and held harmless from any and all claims arising from allegations that Cord Blood Banking provided by Hoxworth could be construed to be insurance as defined by the laws of the state of Ohio.

      6.4 Hoxworth shall, to the extent permitted by Ohio law, indemnify and hold harmless Viacord from and against any and all claims, expenses, causes of action or liability to the extent that damages are caused by the independent conduct of relating Hoxworth to Cord Blood Banking, including without limitation storage and processing of Cord Blood under this Agreement.

      6.5 Hoxworth shall maintain professional and general liability insurance coverage in the respective amount of [*] relating to products and/or components produced and/or services performed by Hoxworth for Viacord. At such time as Viacord begins to provide commercial or


                           CONFIDENTIAL--TRADE SECRET

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

                       VIACORD, INC./HOXWORTH BLOOD CENTER
                                    AGREEMENT


therapeutic services beyond those under the auspices of Institutional Review Boards at the hospitals where the cord blood will be collected, Viacord shall maintain comprehensive general liability insurance of [*] and product liability insurance covering exposures with minimum liability limits of [*]

      6.6 Viacord agrees to indemnify and hold harmless Hoxworth for any costs and damages resulting from patent infringement claims and litigation filed against Hoxworth based upon [*] limited to activities Hoxworth is engaged in specifically for Viacord under this Agreement, providing:

(i) Viacord is provided with prompt written notice of any threat and/or filing of such a lawsuit against Hoxworth.

(ii) To the extent permitted by Ohio law, Viacord is given total control of the handling of such suit, including any defenses, to be made and settlements thereof. To the extent the University of Cincinnati or any party on behalf of Hoxworth handles or controls such defense, the University will cover all its costs of such defense and damages assessed against Hoxworth.

(iii) Hoxworth has complied with and is currently in compliance with all of its material obligations to Viacord pursuant to this Agreement.

VII.  CONFIDENTIALITY AND NON COMPETITION

      7.1 Discoveries and inventions jointly made by employees of both Parties to this Agreement as a direct result of work performed under this Agreement, and any patent applications and patents issuing thereon, [*] Inventions made by employees of only one Party to this Agreement, as a direct result of work performed under this Agreement, and any patent applications and patents issuing thereon shall be owned [*]. Inventorship shall be determined under patent law. Future projects between the parties will be negotiated separately.

      7.2 Hoxworth hereby grants to Viacord, its successors and assigns, as described in Section 8.1, a royalty free, fully paid, non-exclusive, perpetual and irrevocable license, including the right to make or use, sell or otherwise distribute components or services, or practice methods comprising any discoveries, inventions, patents or improvements made under this Agreement.

      7.3 Hoxworth hereby grants to Viacord a [*] from Hoxworth an exclusive, perpetual and irrevocable, except for cause, transferable license, including the right to sub license, to make, use, or sell or otherwise distribute components or services, or practice methods comprising any discoveries, inventions, patents, or improvements made under this Agreement. [*]

      7.4 Both Parties agree that during the term of this Agreement, and thereafter, that they, and all of their employees, will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the other Party's Trade Secrets (as defined below) except as such


                           CONFIDENTIAL--TRADE SECRET

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

                       VIACORD, INC./HOXWORTH BLOOD CENTER
                                    AGREEMENT


disclosure, use or publication may be required in connection with their work under this Agreement; provided, however, Hoxworth and its employees may lecture and publish on the results of their own research if Hoxworth and/or any such employee provide Viacord with written notice, where such notice is return receipt requested, of such intended lecture or publication, including outlines, manuscripts, proofs and any other materials relating to such lecture or publication, and Viacord gives written consent, such consent not to be unreasonably withheld, within 60 days after receipt of such notice from Hoxworth and/or such employee, return receipt requested. If, after 60 days, Viacord has not responded, Hoxworth may proceed with such lecture or publication. For purposes of this Agreement, the term "Trade Secrets" shall mean information, including the whole or any portion of phase of any scientific or technical information, design, process, procedure, formula, pattern, compilation, program, device, method, technique, or improvement, or any business information or plans, financial information, or listing of names, addresses, or telephone numbers, that satisfies both of the following: (1) it derives independent economic value, actual or potential from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (2) it is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Hoxworth acknowledges that Viacord considers its Standard Operating Procedures to be Trade Secret information, and are to be treated accordingly. Neither party shall consider information its Trade Secret which: (1) is now common knowledge or subsequently becomes such through no breach of this Agreement; (2) is rightfully in the receiving party's possession prior to the receiving party's disclosure as shown by written records; (3) is disclosed to the receiving party by an independent third party who is not under an obligation of confidentially with respect to such Information; or (4) is independently developed by or for the receiving party without benefit of confidential information received from the disclosing party.

      7.5 Hoxworth for itself (or for any of its Affiliates) or on behalf of any unaffiliated entity or individual will not at any time provide Cord Blood Banking services other than pursuant to this Agreement for so long as this Agreement remains in effect and for a period of [*] after termination of this Agreement without the express written permission of Viacord, provided if this Agreement is terminated by Hoxworth or if this Agreement is terminated by Viacord due to a material breach by Hoxworth. For purposes of this Agreement, the term "Affiliate" shall mean any person controlled by, under common control with, or in control of such person, and the term "control" shall mean the possession (directly or indirectly) of the power to direct or cause the direction of the management or policies of such person.

      7.6 During the term of this Agreement, [*] provided this Agreement is terminated by Hoxworth or if this Agreement is terminated by Viacord due to a material breach by Hoxworth, Hoxworth shall not directly, or indirectly, (i) engage in, (ii) own an interest in, (iii) be employed by or consulting in any way in, any activity which competes with Viacord's Cord Blood Banking


                           CONFIDENTIAL--TRADE SECRET

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

                       VIACORD, INC./HOXWORTH BLOOD CENTER
                                    AGREEMENT


service, the business or any proposed Cord Blood related businesses of Viacord. The term of this restriction shall be extended by any period of violation.

      7.7 Hoxworth agrees that during the term of this Agreement no employee of, or consultant to, Hoxworth, will without Viacord's express written consent engage in any employment or business activity relating to Cord Blood Banking other than for Viacord. All employees and consultants to Hoxworth working on this project shall sign a non-disclosure agreement and [*] agreement not to compete with Viacord substantially in the form of Exhibit 1 hereto, provided, however, if this Agreement is terminated by Viacord for reasons other than due to a material breach by Hoxworth, then such employees and consultants shall be free to perform services while in the employment of Hoxworth as specified in sections 7.5 and 7.6.

      7.8 If disclosure of Trade Secrets of the non-disclosing Party is required to comply with applicable law, court or order of governmental regulation, such disclosure shall not constitute a breach of this Agreement if the disclosing Party provides the non-disclosing Party sufficient advance notice of such disclosure to permit the non-disclosing Party to seek to obtain a court order prohibiting the same but any such Trade Secrets shall still be deemed confidential under this Agreement.

VIII. SUCCESSORS AND ASSIGNS

      8.1 This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Parties, but shall not be assigned by either Party other than to an Affiliate or successor in interest by merger or otherwise, without the prior written consent of the other Party, which consent will not be unreasonably withheld. Assignment of this Agreement shall not relieve the assigning Party of its financial obligation hereunder, including its indemnification obligations hereunder.

IX.   TRADEMARKS

      9.1 Hoxworth acknowledges that no trademark or trade name rights in "Viacord, Inc.", "Viacord", "Life Through The Cord. . .", "Life From The Cord", "The Family Cord Blood Bank", "Cord Blood Banking Service", "The Community Cord Blood Bank", "The Foundation For Cord Blood Banking" and any other trademarks, trade names, service marks, or logos owned by Viacord (collectively, the "Trademarks") are granted by this Agreement and Hoxworth agrees not to use or adopt any confusingly similar or colorable imitations of such marks or any marks subsequently adopted by Viacord.

X.    NOTICES

      10.1 All notices required herein shall be given personally by confirmed facsimile, by a reputable, established courier service that guarantees next day delivery or by registered airmail, return receipt requested, to the following addresses (unless change thereof has previously been given to the Party giving the notice) and shall be deemed effective when received:

If to Viacord:                                 with a copy to:
   Cynthia A. Fisher, President, CEO             Justin Morreale, Esq.
   Viacord, Inc.                                 Bingham, Dana, & Gould
   261 Commonwealth Avenue, Suite 3              150 Federal Street
   Boston, MA 02116                              Boston, MA 02110

If to Hoxworth:                                with a copy to:
   Thomas F. Zuck, MD., L.L.B., Director         Vikki L. Williamson
   Hoxworth Blood Center                         Deputy Director, Administration
   The University of Cincinnati Medical Center   Hoxworth Blood Center
   3130 Highland Avenue, ML0055                  The University of Cincinnati
   Cincinnati, OH 45267-0055                     3130 Highland Avenue, ML0055
                                                 Cincinnati, OH 45267-0055

                           CONFIDENTIAL--TRADE SECRET

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

                       VIACORD, INC./HOXWORTH BLOOD CENTER
                                    AGREEMENT


XI.   EXECUTION IN COUNTERPARTS

      11.1 This Agreement may be executed in one or more counterparts each of which shall be deemed to be an original but all of which shall constitute one and the same document.

XII.  AMENDMENTS

      12.1 No amendment, change or modification of any of the terms, provisions, or conditions of this Agreement shall be effective unless made in writing and signed on behalf of the Parties hereto by their duly authorized representatives.

XIII. GOVERNING LAW

      13.1 The agreement shall be interpreted and construed in accordance with the laws of the State of Ohio.

XIV.  AUTHORITY

      14.1 Each of the Parties hereto represents and warrants that it has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein and that this Agreement and the provisions hereof constitute valid and legally binding obligations of each such Party and do not violate the terms of any agreement to which such Party is a party.

XV.   ENTIRE AGREEMENT

      15.1 This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings whether written or oral, relating to the subject matter of this Agreement.


                           CONFIDENTIAL--TRADE SECRET

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

                       VIACORD, INC./HOXWORTH BLOOD CENTER
                                    AGREEMENT


XVI.  SEVERABILITY

      16.1 In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable to any extent, the validity of the remaining provisions shall not be affected, and the rights and obligations of the Parties shall be construed and enforced to the extent, if any, that the unenforceable provisions are held to be enforceable.

XVII. FURTHER ASSURANCES

      17.1 Each of the Parties agrees to execute and/or deliver such further and other documents and other assurances that may be required or reasonably requested by the other Party from time to time in order to give effect to the provisions of this Agreement.

XVIII.      HEADINGS AND COUNTERPARTS

      18.1 The headings and captions of sections are for convenience of reference only and shall not define or limit the provisions of this Agreement. This Agreement may be executed in any number of counterparts, which may be separately executed by the Parties hereto, each of which shall be an original but all of which taken together will constitute to one and the same instrument. In making proof of this Agreement, it shall be necessary to produce or account for only one such counterpart signed by or on behalf of the Party sought to be charged therewith.


                           CONFIDENTIAL--TRADE SECRET

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

                       VIACORD, INC./HOXWORTH BLOOD CENTER
                                    AGREEMENT


IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective authorized officers as of the day, month and year as stated in the first paragraph of this Agreement.


The University of Cincinnati              Viacord, Inc. by:
on behalf of
Hoxworth Blood Center

/s/ James Wesmer                          /s/ Cynthia A. Fisher   12/16/94
-----------------------------------       --------------------------------------
James L. Wesmer                           Cynthia A. Fisher
As Contracting Offer Officer              President, Chief Executive Officer


                           CONFIDENTIAL--TRADE SECRET

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

                       VIACORD, INC./HOXWORTH BLOOD CENTER
                                    AGREEMENT


                                                                       Exhibit 1


        PROPRIETARY INFORMATION, NON-COMPETITION AND INVENTIONS AGREEMENT


                                       [*]
3 pages omitted pursuant to a request for confidential treatment.

                           CONFIDENTIAL--TRADE SECRET

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

                     SCHEDULE A: PRICING AND PAYMENT DETAILS


                                       [*]

7 pages omitted pursuant to a request for confidential treatment.

                           CONFIDENTIAL--TRADE SECRET

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

                                   SCHEDULE B

                           VIACORD VALIDATION PROGRAM

                                       [*]

2 pages omitted pursuant to a request for confidential treatment.

                           CONFIDENTIAL--TRADE SECRET

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

                                  VIACELL, INC.

December 21, 2001

Linda Harpster, Esq.
Hoxworth Blood Center
The University of Cincinnati
3130 Highland Avenue, ML0055
Cincinnati, OH  45267-0055

Re: Extension of December 30, 1994 Agreement between ViaCord, Inc. and The University of Cincinnati on behalf of Hoxworth Blood Center

Dear Linda:

      In furtherance of our discussions regarding an amendment and extension of the Agreement (the "Agreement") dated December 30, 1994 between ViaCell, Inc., successor in interest to ViaCord, Inc. ("ViaCell") and The University of Cincinnati on behalf of Hoxworth Blood Center ("Hoxworth") (ViaCell and Hoxworth to be collectively referred to as the "Parties"), I memorialize in this letter agreement our agreement to a short-term extension of the term of the Agreement in order to provide time for the Parties to consummate the negotiation and execution of a more detailed amendment and extension of the Agreement (an "Amendment and Extension").

      By the signatures below of their authorized representatives, the Parties hereby extend the term of the Agreement, with all terms and conditions thereunder remaining in full force and effect, until January 14, 2002, prior to which time ViaCell and Hoxworth will negotiate in good faith and execute an Amendment and Extension. The terms and conditions of the Amendment and Extension shall be retroactive to December 30, 2001. If the Parties cannot agree to an Amendment and Extension, then the terms and conditions of the original Agreement, as amended by this letter agreement, shall remain in full force and effect; provided, however that ViaCell shall remove the Freezers (as defined in the Agreement) within [*] of December 30, 2001.

Yours truly,

[*]

AGREED TO AND ACCEPTED this 21st day of December, 2001.

                                         The University of Cincinnati on behalf
ViaCell, Inc.                            of Hoxworth Blood Center



By: /s/ Robert Koshgarian                By: /s/ Linda M. Harpster
   ---------------------------              ------------------------------
   (Name)                                    (Name)
Per: Vice President, Operation           Per:  Associate General Counsel
    --------------------------               -----------------------------
   (Position)                                (Position)    12/21/01


* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

                                                                  EXECUTION COPY

                                  AMENDMENT TO

             AGREEMENT BETWEEN UNIVERSITY OF CINCINNATI ON BEHALF OF
                              HOXWORTH BLOOD CENTER
                                       AND
                                  VIACELL, INC.

      THIS AMENDMENT (the "Amendment") to the Agreement is effective as of December 30, 2001 (the "Amendment Effective Date"), by and between the University of Cincinnati on behalf of Hoxworth Blood Center hereinafter referred to as "Hoxworth", and ViaCell, Inc., successor in interest to Viacord, Inc. ("Viacord"), hereinafter both ViaCell, Inc. and Viacord shall be collectively referred to as "ViaCell".

      WHEREAS, Hoxworth and Viacord, Inc. ("Viacord") entered into an Agreement which was effective as of December 30, 1994 for the testing, processing, cryopreservation, long term storage, and other services related to Cord Blood Banking, hereinafter, the "Agreement", and

      WHEREAS, ViaCell acquired Viacord in an Agreement and Plan of Merger dated April 11, 2000 by and among ViaCell, Inc. (f/k/a t.Breeders, Inc.), ViaCell Acquisition Corporation, a wholly owned subsidiary of ViaCell and Viacord providing for the merger of ViaCell Acquisition Corporation with and into Viacord (the "Acquisition");

      WHEREAS, pursuant to the Acquisition, ViaCell became a successor in interest to Viacord, and ViaCell, with Hoxworth's consent, has freely assumed all the duties, responsibilities, obligations, and rights under the Agreement as Viacord's assignee, and has continued to carry out the terms, conditions, and obligations of the Agreement;

      WHEREAS, on December 21, 2001, Hoxworth and ViaCell entered into a letter agreement pursuant to which the parties agreed to a short term extension of the term of the Agreement until January 14, 2002 (the "Short Term Extension"); and

      WHEREAS, the parties hereto have agreed upon an extension and certain other changes to the Agreement, which shall be effective as of the Amendment Effective Date.

      NOW, THEREFORE, for and in consideration of the mutual promises, covenants and agreements herein contained, the parties hereto agree to amend and supplement the Agreement in the following respects and in those respects only. All other terms and conditions of the original Agreement will remain in full force and effect.

1. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Agreement. All capitalized terms defined in this Amendment shall have the meanings given herein for the purposes of both this Amendment and the Agreement.

2. ViaCell agrees to interview and consider for employment the following three Hoxworth employees: [*] and any offers of employment were made as of [*]

3. Up to and including [*] Hoxworth shall provide work space (e.g., a desk or a cubicle) in Hoxworth's space at 3130 Highland Avenue in Cincinnati, Ohio and a working phone


* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

                                                                  EXECUTION COPY


      line and e-mail access (with any related e-mail access fees to be paid by ViaCell) for [*] ViaCell employees. In exchange for this provision of work space and phone and e-mail access, ViaCell shall pay to Hoxworth a one-time fee of [*]

4. Prior to [*] ViaCell shall remove from Hoxworth space, at ViaCell's sole cost, all patient files related to the Cord Blood units stored by Hoxworth.

5. All references to "Viacord" in the Agreement are hereby replaced by "ViaCell".

6. Sections 1.1, 1.2 and 1.3 of the Agreement are hereby deleted in their entirety.

7. Section 1.4 of the Agreement is hereby renumbered as Section 1.1 and, in addition, the parenthetical language in this Section, "(other than Cord Blood Banking)" is hereby deleted from the new Section 1.1.

8. Section 2.3 of the Agreement is hereby amended and restated in its entirety as follows:

            (a) Subject to Section (a)(iii) of Schedule A hereto, Hoxworth shall provide for ViaCell, in accordance with the Standard Operating Procedures, the Cord Blood testing, processing and cryopreservation services (collectively "Processing Services") for each Cord Blood unit delivered to Hoxworth by ViaCell on or before February 15, 2002.

            (b) [*]

            (c) All responsibility for the removal of the Freezers and Cord Blood units from Hoxworth space shall be ViaCell's, and any liability which arises from such removal shall be assumed by ViaCell, except to the extent such liability is based on the gross negligence or willful misconduct of Hoxworth, or breach of Hoxworth's warranties or obligations under this Agreement.

9. Section 3.1 of the Agreement is hereby amended and restated in its entirety, as follows:

            ViaCell agrees to pay Hoxworth the amounts detailed in Section 2.3(b) and in Schedule A pursuant to the terms of Section (d) of Schedule A.

10. Sections (a), (d) and (e) of Schedule A to the Agreement are hereby deleted in their entirety.

11. Section (b)(i) of Schedule A of the Agreement is hereby amended and restated in its entirety as a new Section (a)(i) as follows:

            [*]

12. Section (b)(ii) of Schedule A of the Agreement is hereby renumbered as Section (a)(ii), and shall be amended to remove the [*]


* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

                                                                  EXECUTION COPY

13. The Agreement is hereby amended to insert new Section (a)(iii) to Schedule A thereof, as follows:

            ViaCell shall, at its cost, provide sufficient personnel to Hoxworth to process the number of Cord Blood units that Hoxworth processes under this Agreement beginning on [*] Hoxworth shall process only those number of Cord Blood units for which ViaCell so provides personnel, and [*]

14. The Agreement is hereby amended to insert new Section (a)(iv) to Schedule A thereof, as follows:

            ViaCell shall pay Hoxworth at the following prices for [*] units, which units shall be so tested as ViaCell directs at its sole discretion:

                  [*]

15. The Agreement is hereby amended to insert new Section (a)(v) to Schedule A thereof, as follows:

            If, for Processing Services performed under this Agreement between [*] the amount due from ViaCell to Hoxworth does not equal or exceed [*] ViaCell shall pay to Hoxworth, the difference between [*] and the amount otherwise due from ViaCell to Hoxworth for such services. Hoxworth shall invoice ViaCell for the amount of such difference after [*] and ViaCell shall pay such invoice within fifteen (15) days of ViaCell's receipt of the invoice and will not alter the amount without Hoxworth concurrence.

16. Section (c)(i) of Schedule A of the Agreement is hereby renumbered as Section (b)(i) and, in addition, is hereby amended and restated in its entirety as follows:

            Materials, reagents, and supplies used in the Processing Services and storage of Cord Blood will be purchased directly by Hoxworth and the associated costs are included in the payments made by ViaCell hereunder for the Processing Services and storage of Cord Blood. If Hoxworth has any excess materials, reagents and supplies (collectively "Excess Supplies") related to the Processing Services after February 15, 2002 Hoxworth may offer to sell any or all of the Excess Supplies to ViaCell, and ViaCell shall purchase such Excess Supplies at Hoxworth's [*]

17.   Section (g) of Schedule A of the Agreement is hereby renumbered as Section
      (d) and, in addition, is hereby amended and restated in its entirety as follows:

            Except as otherwise provided in this Schedule A, Hoxworth shall invoice ViaCell for amounts due under this Agreement at the end of each month, and ViaCell shall remit payment within fifteen (15) days of ViaCell's receipt of the invoice and will not alter the amount without Hoxworth concurrence.

18. Section 4.1 of the Agreement is hereby amended and restated in its entirety as follows:


* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

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            The term of the Agreement shall commence on the Effective Date and continue until the earlier of [*] (b) the earlier date that ViaCell removes all of the Cord Blood units and Freezers from Hoxworth space pursuant to Section 2.3(b), above; or (c) or the date that the Agreement is earlier terminated pursuant to Article V, below, unless the Agreement is later extended by mutual agreement of the Parties (the "Term").

19. Section 5.4 of the Agreement is hereby amended and restated in its entirety as follows:

            Upon termination of this Agreement, the provisions of Article VII and Sections 2.3(c), 5.4, 6.3, 6.4 and 6.6 shall remain in effect.

20.   The Agreement is hereby amended to insert a new Section 5.5 as follows:

            ViaCell may terminate this Agreement by giving Hoxworth [*] prior written notice.

21.   Section 6.4 of the Agreement is hereby amended to add at the end of such
      Section:

               , but only to the extent such conduct was performed on or before December 29, 2001.

22. Sections 7.5, 7.6, and 7.7 of the Agreement are hereby deleted in their entirety.

23. Section 10.1 of the Agreement shall be amended to remove the Viacord address information, and to replace such information with the following:

            ViaCell, Inc.                       With a copy to:
            Robert A. Koshgarian                  Paul Kinsella, Esq
            Vice President of Operations          Palmer & Dodge LLP
            131 Clarendon Street, 3rd Floor       111 Huntington Avenue at
            Boston, Massachusetts  02116-5131       Prudential Center
                                                  Boston, MA 02199-7613

24. All other Sections of the Agreement and any internal references to other Sections of the Agreement shall be renumbered in accordance with the above changes to the Agreement made pursuant to this Amendment.

25. This Amendment supersedes any provisions in the Short Term Extension. Any conflicts between the original Agreement and this Amendment shall be resolved in favor of this Amendment.

26. This Amendment may be executed in one or more counterparts each of which shall be deemed to be an original but all of which shall constitute one and the same document.

27. This Amendment shall be interpreted and enforced in accordance with the laws in the state and federal courts of the State of Ohio without regard to conflict of laws principles.


* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

                                                                  EXECUTION COPY


      IN WITNESS HEREOF, the parties have executed this Agreement as of the date of their signatures below.

University of Cincinnati                  ViaCell, Inc.
On behalf of
Hoxworth Blood Center


By:  /s/ Linda M. Harpster                By:  /s/ Mark Beer
     -------------------------------           -------------------------------

Title: Associate General Counsel          Title: Mark Beer, CEO
       -----------------------------             -----------------------------

Date: 1/14/02                             Date: 1/14/02
      ------------------------------            ------------------------------


* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.